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                                                                   Exhibit 10.92

                                 ADDENDUM NO. 1

                                     to the

                       QUOTA SHARE RETROCESSION AGREEMENT

                                 BY AND BETWEEN

                       PLATINUM UNDERWRITERS BERMUDA, LTD.

                                       and

                     PLATINUM UNDERWRITERS REINSURANCE, INC.

                            DATED AS OF MAY 13, 2003

IT IS HEREBY MUTUALLY AGREED that effective October 1, 2003, this Quota Share Retrocession Agreement ("Agreement"), made by and between Platinum Underwriters Bermuda, Ltd., a Bermuda-domiciled insurance company (the "Retrocessionaire"), and Platinum Underwriters Reinsurance, Inc. a Maryland-domiciled insurance company (the "Retrocedant"), is amended as follows:

         1. Article 1 - BUSINESS COVERED

With respect to business classified by the Retrocedant as Property Catastrophe and underwritten out of its New York office, the Retrocedant hereby obligates itself to retrocede to the Retrocessionaire and the Retrocessionaire hereby obligates itself to accept a sixty seven percent (67%) quota share of the reinsurance and retrocession contracts underwritten by Retrocedant on or after the Effective Date other than reinsurance contracts retroceded to Retrocedant by any subsidiary or affiliate of The St. Paul Companies, Inc. (the "NY Property Catastrophe Reinsurance Contracts").

With respect to all business underwritten by the Retrocedant except for NY Property Catastrophe Reinsurance Contracts, the Retrocedant hereby obligates itself to retrocede to the Retrocessionaire and the Retrocessionaire hereby obligates itself to accept a ninety percent (90%) quota share of the reinsurance and retrocession contracts underwritten by Retrocedant on or after the Effective Date of the Agreement other than reinsurance contracts retroceded to Retrocedant by any subsidiary or affiliate of The St. Paul Companies, Inc. (the "Non NY Catastrophe Reinsurance Contracts"). The NY Property Catastrophe Reinsurance Contracts and the Non NY Catastrophe Reinsurance Contracts may be collectively referred to herein as the "Reinsurance Contracts."

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         2. Article 4 - PREMIUMS

With regards to the Non NY Catastrophe Reinsurance Contracts, the Retrocedant shall retrocede to the Retrocessionaire an amount equal to ninety percent (90%) of the Net Premium earned under the Non NY Catastrophe Reinsurance Contracts on or after the effective date of this Addendum.

With regards to the NY Property Catastrophe Reinsurance Contracts, the Retrocedant shall retrocede to the Retrocessionaire an amount equal to sixty-seven (67%) of Net Premium due under the NY Property Catastrophe Reinsurance Contracts.

Net Premium shall be defined as the Gross Net Premium less (i) one hundred percent (100%) of the actual expenses incurred by Retrocedant in acquiring the respective Reinsurance Contracts, including all commissions and brokerage, and
(ii) seven percent (7%) of the Gross Net Premium due under the respective Reinsurance Contracts.

For purposes of this Agreement, the term "Gross Net Premium" is the amount equal to (i) the gross premium ceded to Retrocedant under the respective Reinsurance Contracts less (ii) return premium paid or payable by the Retrocedant under the respective Reinsurance Contracts, and (iii) premiums paid or payable by the Retrocedant for inuring reinsurance as described in Article 7 hereof.

On the effective date of this Addendum, Retrocedant shall pay to the account of the Retrocessionaire an aggregate amount equal to twenty percent (20%) of the gross carrying value on the books of the Retrocedant as of September 30, 2003, of the aggregate of all loss reserves relating to the Non NY Catastrophe Reinsurance Contracts. Loss reserves shall consist of loss and loss adjustment expense reserves, including incurred but not reported loss and loss adjustment expenses. For purposes of clarity, this transfer of twenty percent of the loss reserves is intended to increase the total ceded amount of outstanding balances due under this Agreement to ninety percent (90%).

All other terms and conditions of this Agreement shall remain unchanged.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives this 31st day of December, 2003.

                            Platinum Underwriters Bermuda, Ltd.

                            By: /s/ Francois Bertrand
                                ---------------------
                                Name: Francois Bertrand
                                Title: Senior Vice President

                            Platinum Underwriters Reinsurance, Inc.

                            By: /s/ Edward F. Torres
                                ---------------------
                                Name: Edward F. Torres
                                Title: Senior Vice President

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